Equity Pledge Agreement

This Equity Pledge Agreement (this "**Agreement**") dated on March 26, 2009, is entered into in Beijing, People's Republic of China by and among:

Party A: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Legal Representative: LAI Wai Chi

Party B: Dalian Xingyuan Marine Bunker Co., Ltd.
Address:Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Legal Representative: An Fengbin

Shareholder A: Dalian Dongfangzheng Development Co., Ltd.
Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China
Legal Representative: An Fengbin

Shareholder B: Wang Yu
ID No.: 210202196302190736
Nationality: P.R. China

Shareholder C: Wang Jing
ID No.: 210211196801020420
Nationality: P.R. China

Shareholder D: Wang Xin
ID No.:210624651113001
Nationality: P.R. China

(Shareholders A, B, C, and D including their respective successors and legal assignees, are hereinafter referred to collectively as the "**Pledgors**".)

WHEREAS, Party A is a wholly foreign-owned enterprise registered in The People's Republic of China (the "PRC") under the laws of PRC and owns resources to provide business consulting services;
WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker ("Business");

WHEREAS, Shareholders A, B, C, D hold 85%, 9%, 3%, and 3% of the equity in Party B, respectively;

WHEREAS, Party A provides to Party B technical support and consultancy on marketing strategy and development, and other related services; and

WHEREAS, For the purpose of ensuring that Party A will receive from Party B, in which the Pledgors hold equity interest, all the fees under all the Service Agreements as listed in Attachment 1 hereto (hereinafter referred to collectively as the "**Service Fees**"), to the extent permitted under Chinese laws and regulations, each Pledgor proposes to pledge all the equity interest it holds in Party B as the pledged security for all of Party B's liabilities to Party A under the Service Agreements.

Now, therefore, through consultation, the Pledgors and Party A hereby enter into this Agreement, which contains the following terms:

Article 1 Definitions

Unless otherwise provided herein, the following terms shall have the meanings as set forth below:

1.1 **Pledge Rights** mean all the rights as set forth in Article 2 hereof.

1.2 **Equity Interest** means the equity interest the Pledgors hold in Party B according to law.

1.3 **Pledged Collateral** means the equity interest the Pledgor pledges to Party A in accordance with this Agreement and the dividends that will be derived from such equity holdings.

1.4 **Secured Liabilities** mean all of Party B's liabilities to Party A under the Service Agreements, including services fees, interest, liquidated damages, indemnification, expenses that may be incurred in connection with the realization of the creditor's rights, and compensation for losses Party B's breach of contract may cause to Party A that Party B shall pay Party A under the Service Agreements, as well as all the other payables.

1.5 **Pledge Period** means the period as specified in Article 4.1 hereof.

1.6 **Service Agreements** mean all the agreements as listed in Attachment 1 hereto that have been entered into by and between Party B in which the Pledgors hold equity interest and Party A.

1.7 **Default Event** means any event as set forth in Article 8 hereof.

1.8 **Default Notice** means a notice of a default event served by Party A in accordance with this Agreement

Article 2 Pledge Rights

The Parties hereto agree that, subject to the provision hereof, the Pledgors undertake to pledge to Party A all the equity interest they hold in Party B as security for Party B's payment of the Secured Liabilities provided that such payment is in compliance with Chinese laws. Pledge Rights mean the rights owned by Party A, who shall be entitled to a priority in taking the pledged collateral at its estimated value to set off the debt or receiving proceeds from the auction or sale of the equity interest pledged by the Pledgors to Party A and the Pledge Rights shall be applicable to the dividends that will be derived from such equity interest during the term hereof. This undertaking shall not be revoked during the term hereof.

Article 3 Scope of the Pledged Security

The pledged security hereunder shall cover all the Secured Liabilities, including services fees, interest, liquidated damages, indemnification, expenses that may be incurred in connection with the realization of the creditor's right, and compensation for losses Party B's breach of contract may cause to Party A that Party B shall pay Party A under the Service Agreement as well as all the other payables.

Article 4 Pledge Period and Registration

4.1 The Pledge Period shall commence from the signing date of this pledge agreement by the Parties, including their assignees. Meanwhile, the Parties should assume the obligation to register the pledge of shares in Party B to the authorities as soon as available. The term of the pledge hereunder shall be the

same as the longest of the terms of the Service Agreements (if the term of any of the Service Agreement is renewed, the term of the pledge hereunder shall be extended accordingly).
4.2 The parties agree that Pledgor and Party B shall register the Pledge in the shareholders' register of Party B and shall complete the Registration of Pledge with the Party A within five (5) business days following the execution of this Agreement. The Parties shall execute the application documents for the Registration of Pledge, including but not limited to the following documents:

1). The Application Form for the Establishment Registration of Equity pledge signed or sealed by the applicants;

2). The photocopy of the register of shareholders of a limited liability company in which the name of the Pledgor and the amount of his capital contribution are recorded;

3). The Equity Pledge Agreement;

4). The photocopy of certificate of the Pledgor and Party A; and

5). Other materials required by the State Administration for Industry and Commerce.

Where a representative is designated or an agent is jointly authorized to conduct the registration, the certificate of designation of representative by the applicant or the certificate of joint authorization of agent by the applicants shall be also submitted.
4.3 During the Term of Pledge, in the event Party B fails to pay the exclusive consulting or service fees in accordance with the Exclusive Consulting Agreement, Party A shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.
4.4 If any change occurs in any of the items of the pledge hereunder, which renders it necessary to modify the recording of such pledge according to law, the Pledgor and Party A shall make an appropriate modification in such recording within 15 days of occurrence of such change.

Article 5 Custody of the Certificates

Within 7 days of execution hereof, the Pledgor shall place under Party A's custody the certificates of capital contributions each of them has made to Party B's equity, and record the pledge in register of shareholders.

Article 6 Representations and Warranties of the Pledgors

6.1 The Pledgors are lawful owners of the equity interest in Party B.
6.2 The Pledgors are fully informed of the contents of the Service Agreements, and the Pledgors have entered into this Agreement and will perform this Agreement voluntarily and all the expressions they have made herein are true. The representatives of the Parties hereto (if any) who have affixed their signatures hereto are duly authorized.
6.3 All the documents, materials, statements and certificates the Pledgors have provided to Party A are accurate, true, complete and valid.
6.4 At no time shall the Pledgors interfere in any way with Party A's exercise of the Pledge Rights it has acquired in accordance with this Agreement.
6.5 Party A shall have the right to dispose of or transfer the Pledge Rights in the way as prescribed herein, subject to the restrictions under Chinese laws.
6.6 Apart from the pledge made to Party A hereunder, the Pledgors have not created any other pledge rights on the equity interest to be pledged hereunder.

Article 7 Undertakings of the Pledgors

7.1 For Party A's benefit, the Pledgors undertake to Party A that, during the term hereof,

7.1.1 Apart from the transfer the equity interest to Party A in accordance with the Purchase Option Agreement entered into by and among the Pledgors, Party A and Party B on March 26, 2009 or such transfer of equity interest between the Pledgors as does not undermine the effect of the pledge hereunder in any way (of which the transferor shall notify Party A in advance), without Party A's previous written consent, the Pledgors will not transfer any equity interest, create or permit to exist any pledge that may any damage Party A's rights or interests in the pledged collateral hereunder, or cause Party B's meeting of shareholders or board of directors to pass any resolutions about the sale, transfer, pledge or otherwise disposal of the lawful right to derive income from any equity interest in Party B or about the permission of the creation of any other security interests thereon;
7.1.2 the Pledgors will observe all the provisions of laws and regulations on the rights pledge, show Party A any notice, directive or suggestion issued or made by the competent government authorities with respect to the pledge rights within 5 days of receipt of the same and comply with the same or make statements about the same at Party A's reasonable request or with Party A's consent; and
7.13 the Pledgors will promptly inform Party A of any event or any notice they have received, which may damage the Pledgors' rights to all or any part of the Pledged Collateral, in which the Pledgors change any warranty or obligation hereunder, or which may have any impact.
7.2 The Pledgors agree that Party A's exercise of the Pledge Rights in accordance with the provisions, subject to the restrictions under Chinese laws, will not be interrupted or hindered by any legal proceedings initiated by the Pledgors or any of their successors or fiduciaries or any other person.
7.3 The Pledgors warrant to Party A that, to safeguard or improve the security for the payment of the Secured Liabilities hereunder, the Pledgors will execute in good faith and cause all the other parties that have any interest in the Pledge Rights to execute all the rights certificates and deeds required by Party A and/or perform and cause all the other parties that have any interest in the Pledge Rights to perform all the actions required by Party A, facilitate the exercise of rights of or authorization to Party A hereof, enter into all the documents that make modifications in the equity certificates with Party A or its designee (natural person/legal person), and provide Party A within a reasonable time limit with all the notices, orders and decisions about the Pledge Rights it deems necessary.
7.4 The Pledgors warrant to Party A that, for Party A's benefit, the Pledgors will comply with and perform all the warranties, undertakings, agreements, representations and conditions hereunder. If the Pledgors fail to perform or fully perform any of the warranties, undertakings, agreements, representations and conditions hereunder, they shall compensate Party A for any and all losses it may suffer as a result.

Article 8 Default Events

8.1 Each of the following events shall be deemed to be a Defaults Event:
8.1.1 if Party B fails to pay any of the Secured Liabilities by the prescribed time and in the prescribed amount;
8.1.2 if any representation or warranty made by the Pledgors in Article 6 hereof is misleading or false in any material respect and/or the Pledgors violate any of the warranties they make in Article 6 hereof;
8.1.3 if the Pledgors violate any of the undertakings they make in Article 7 hereof;
8.1.4 if the Pledgors violate any of the provisions hereof;
8.1.5 if the Pledgors give up all or any part of the Pledged Collateral or transfer all or any part of the Pledged Collateral without Party A's written consent (except for the transfer permitted hereunder);

8.1.6 if any external loan, guarantee, indemnity, undertaking or other debt liability the Pledgors have incurred or assumed (i) is required to be paid or performed before it is due as a result of a breach of contract, or (ii) is due but can not be paid or performed, which leads to Party A's belief that the ability of the Pledgors to perform their obligations hereunder has been adversely affected;

8.1.7 if the Pledgors are unable to pay any other major liability;

8.1.8 if the promulgation of any relevant law renders this Agreement illegal or the Pledgors unable to continue to perform their obligations hereunder;

8.1.9 if any consent, license, approval or authorization given by the competent government authorities that is necessary to render this Agreement enforceable, legal or valid is revoked, terminated, invalidated or modified in any material respect;

8.1.10 if any adverse change has occurred to any property owned by the Pledgors, which leads to Party A's belief that the ability of the Pledgors to perform their obligations hereunder has been adversely affected;

8.1.11 if Party B's successor or trustee can only perform part of the payment obligations under the Service Agreements or refuses to perform such obligations; or

8.1.12 any other default made by the Pledgors by taking or failing to perform any action prescribed in the other articles hereof.

8.2 If the Pledgors are informed or have become aware that any event as prescribed in Article 8.1 hereof or any circumstance that may lead to any such event has occurred, they shall promptly notify Party A thereof in writing.

8.3 Except in the case of a settlement satisfactory to Party A, which has been reached with respect to any Default Event as prescribed in Article 8.1 hereof, Party A may serve a written Default Notice on the Pledgors upon occurrence of such event or at any time after occurrence of such event, in which Party A may require that the Pledgors pay immediately all the outstanding liabilities and other payables under the Service Agreements or dispose of the Pledge Rights in accordance with the provisions hereof.

Article 9 Exercise of the Pledge Rights

9.1 Subject to the provisions of Article 7.1.1 hereof, without Party A's written consent, the Pledgors shall not transfer or otherwise dispose of the Pledged Collateral until all the Secured Liabilities under the Service Agreements have been paid.

9.2 At the time of its exercise of the Pledge Rights, Party A shall serve a Default Notice on the Pledgors.

9.3 Subject to the provisions of Article 8.3 hereof, Party A may exercise the right to dispose of the Pledged Collateral at the same time it serves or at any time after it has served a Default Notice on the Pledgors in accordance with the provisions of Article 8.3 hereof.

9.4 Party A shall have the right to dispose of all or part of the Pledged Collateral hereunder through legal proceedings (including but not limited to taking the pledged collateral at its estimated value to set off the debt or auction or sale of the Pledged Collateral) and shall be entitled to a priority in receiving payment by the proceeds of such disposal until all the Secured Liabilities have been paid.

9.5 In the course of Party A's disposal of the Pledged Collateral in accordance with the provisions hereof, the Pledgors shall not place any obstacles in the way of such disposal, but instead shall extend necessary assistance to Party A so as to help it realize its Pledge Rights.

9.6 In its exercise of the Pledge Rights in accordance with the provisions hereof, Party B shall dispose of the Pledged Collateral to the extent permitted under Chinese laws.

Article 10 Transfer

10.1 Without Party A's previous consent, the Pledgors shall have no right to make a gift of or transfer any of its rights or obligations hereunder.

10.2 This Agreement shall be binding on the Pledgors and their successors and effective on Party A and its successor and transferee.

10.3 Party A may at any time transfer any and all rights and obligations under the Service Agreements to its designee (natural person/legal person), upon which the transferee shall enjoy and assume Party A's rights and obligations hereunder as if it were a party hereto, in which case the parties to such new pledge shall enter into a new pledge agreement.

Article 11 Termination

This Agreement shall be automatically terminated after all the Secured Liabilities have been paid and Party B has ceased to assume any obligations under the Service Agreements, upon which Party A shall execute all the documents or extend assistance to the Pledgors as soon as practically possible to help them cancel or revoke all the recording or registration of the Pledge Rights.

Article 12 Service Charges and Other Charges

12.1 All the expenses and actual expenditures that may be incurred in connection with this Agreement, including but not limited to legal fee, cost of production, stamp duty and any other duties and expenses, shall be borne by the Pledgors.

12.2 If the Pledgors fail to pay any taxes or expenses payable by it in accordance with the provisions hereof or, for any other reason, Party A has to press Party B for payment of such taxes or expenses in any manner or by any means, the Pledgors shall bear all expenses that may be incurred as a result (including but not limited to tax fees, service charges, administrative expenses, litigation costs, attorney's fees and insurance premiums that will be incurred in connection with the disposal of the Pledge Rights).

Article 13 Force Majeure

13.1 If the performance of this Agreement is delayed or hindered by any "Event of Force Majeure", the Party affected by such event shall not be required to assume any liability hereunder only with respect to that part of this Agreement of which the performance is thus delayed or hindered. An "**Event of Force Majeure**" means any event beyond the reasonable control of the affected Party, which the affected Party still can not prevent though it has taken due care, including but not limited to government act, natural force, fire, explosion, geographic change, windstorm, flood, earthquake, tide, lightening, or war. However, no shortage of credit, funds or financing shall be deemed to be an event beyond the reasonable control of a Party. The Party affected by an Event of Force Majeure that seeks to be released from the obligation to perform this Agreement or any provisions hereof shall notify the other Party as soon as possible of such release as well as the measures required to be taken to fulfill such performance obligation.

13.2 The Party affected by an Event of Force Majeure shall not be required to assume any liability hereunder, however, the Party seeks to release from the performance obligation shall be released from such obligation only if it has exhausted its reasonable efforts to perform this Agreement and only to the

extent of that part of this Agreement of which the performance is delayed or hindered. The Parties agree that, as soon as the reason for the release of such obligation has been rectified or remedied, they will use their best efforts to resume the performance hereof.

Article 14 Settlement of Disputes

14.1 This Agreement shall be governed by and construed in accordance with laws of the People's Republic of China.

14.2 If any dispute arises between the Parties hereto with respect to the interpretation or performance of the provisions hereof, they shall settle such dispute through consultation in good faith. If such consultation proves unsuccessful, either Party may submit such dispute to the Beijing Office of the China International Economic and Trade Arbitration Commission for settlement by arbitration in accordance with its arbitration rules then in effect. The venue of arbitration shall be Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on both of the Parties hereto.

Article 15 Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A: Dalian Fusheng Consulting Co., Ltd.

Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China

Fax: 0411-82403383

Tel: 0411-82401763

Attn: Wen Tong

Party B: Dalian Xingyuan Marine Bunker Co., Ltd.

Address: Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China

Fax: 0411-83688608

Tel: 0411-83604683

Attn: Miao Ying

Shareholder A: Dalian Dongfangzheng Development Co., Ltd.

Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China

Fax: 0411-85282515

Tel: 0411-85282515

Attn: Zeng Xianlian

Shareholder B: Wang Yu

Address: 63-8-4-1 XiangYang Street,ZhongShan District,DaLian City,LiaoNing Province,P.R. China

Fax: 0411-83688608

Tel: 13804284312

Attn: Wang Yu

Shareholder C: Wang Jing

Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China

Fax: 0411-82403383

Tel: 13332255531

Attn: Wang Jing

Shareholder D: Wang Xin

Address: No.1Group DongGuan,KuanDianZhen,KuanDianManZuZiZhiXian,LiaoNing Province,P.R. China

Fax: 0411-83688608

Tel: 13704156363

Attn: Wang Xin

Article 16 Modification, Termination and Interpretation of this Agreement

16.1 The Parties may revise, supplement or terminate this Agreement after each of them has consented in writing and acquired necessary authorization and approval thereof. Any and all attachments and exhibits hereto as well as revisions hereof and supplements hereto shall constitute integral parts hereof.

16.2 The provisions hereof are independent of each other so far as their validity is concerned and the invalidity of one provision shall not affect the validity of any other provisions.

Article 17 Effectiveness and Other Provisions

17.1 This Agreement shall become effective upon signing of it by the Parties and shall remain in effect continuously.

17.2 This Agreement is prepared in English with two counterparts, and all the counterparts shall have the same effectiveness. If any dispute of interpretation should arise, the Chinese version shall be considered the primary instrument.

(The remainder of this page is intentionally left blank.)

(Signature page)

PARTY A: Dalian Fusheng Consulting Co., Ltd.

Legal Representative: LAI Wai Chi

Signature/Seal: /s/ LAI Wai Chi

PARTY B: Dalian Xingyuan Marine Bunker Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/ An Fengbin

The Pledgors:

Shareholder A: Dalian Dongfangzheng Development Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/An Fengbin

Shareholder B: Wang Yu

Signature: /s/ Wang Yu

Shareholder C: Wang Jing

Signature: /s/ Wang Jing

Shareholder D: Wang Xin

Signature: /s/ Wang Xin

Attachment 1: The Service Agreements by and between Party A and Party B

1. The Exclusive Consulting Agreement (entered into on March 26 , 2009);
2. The Operating Agreement (entered into on March 26 , 2009); and
3. Any other agreements to be entered into by and between Party A and Party B from time to time with respect to Party A's provision of services to Party B and Party A's collection of appropriate charges from Party B.